SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)      November 11, 1998

Florida East Coast Industries, Inc.
(Exact name of Registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

        2-89530                                        59-2349968
(Commission File Number)                   (IRS Employer Identification No.)

One Malaga Street, St. Augustine, FL                   32085-1048
(Address of principal executive office)                (Zip Code)

Registrant's telephone number, including area code:   904-829-3421

             1650 Prudential Drive, Jacksonville, FL 32207
      (Former name or former address, if changed since last report)

ITEM 5.              OTHER MATERIALLY IMPORTANT EVENTS
======================================================
See the following Press Release dated November 11, 1998, announcing Mr. Carl F. Zellers' intentions to retire December 31, 1998, and the election by the Board of Directors of Mr. Robert W. Anestis to Chairman, President and Chief Executive Officer effective January 1, 1999:

           "FLORIDA EAST COAST INDUSTRIES, INC. (NYSE: FLA) NAMES
                     ROBERT W. ANESTIS CHAIRMAN AND CEO

St. Augustine, Florida-November 11, 1998-Carl F. Zellers, Jr., 66, Chairman, President and Chief Executive Officer of FECI, announced today his intentions to retire to pursue leisure interests after a 48 plus year career, the last 31 of which have been at FECI.

In a special meeting, the Board of Directors of Florida East Coast Industries, Inc. (FECI) (NYSE: FLA) elected Robert W. Anestis, 53, Chairman, President and Chief Executive Officer of the company effective January 1, 1999.

"The selection of Bob Anestis brings to FECI one of the finest leaders in the transportation industry. Bob has worked in a number of consulting capacities with FECI over the past several years and has become quite familiar with FECI's properties both rail and realty. We are very excited to have the opportunity to combine his talent and experience with FECI's extraordinary assets," said Zellers. "Bob Anestis has dedicated his career to leading and advising transportation companies on creating the highest value from their rail as well as non-rail assets."

"I am delighted to be a part of a company that has had an immense impact on the development of Florida," said Anestis. "Our objective will be to find new approaches to improve the performance of FECI's extraordinary assets and talented team. This is a company with a future that can be even more dynamic than its past."

Anestis currently is President and CEO of Anestis & Company, a financial consulting firm that he founded in 1986 in Westport, Connecticut. Through his firm, Anestis has provided extensive strategic financial and transactional consulting services to the major rail carriers in the U.S. and Canada, and has also worked as an advisor and as an investor in a number of other industries.

In 1982, Anestis joined Guilford Transportation Industries, Inc., a private holding company based in the Northeast. As Executive Vice President and Chief Planning and Financial Officer and a Director, he was responsible for the negotiation, structuring, and financing of a series of rail acquisitions creating a $300 million rail system from a startup. In 1984, Anestis was appointed President of Guilford where he focused on financial and acquisition activity, as well as creating a new real estate division and bringing out the value of Guilford's non-rail assets. Anestis practiced law from 1971 to 1982 with the law firm of Kirkpatrick & Lockhart, LLP, where he became a partner in 1977, with a corporate law practice centered on mergers and acquisitions.

A graduate of Yale University, Anestis earned his M.B.A. and Law degree from Harvard University. Anestis also served in the United States Air Force as a Captain in the Judge Advocate General Corps.

Zellers devoted his five-decade career to the railroad industry, beginning in 1950, with Atlantic Coast Line Railroad Company in Wilmington, NC. Zellers joined FECI in 1968 as Assistant Comptroller. Zellers' career at FECI consists of one milestone after another; he became President of Gran Central Corporation in 1984, President of FECI in 1992, and has served as Chairman, President and CEO of FECI since May 21, 1997.

The principal operations of Florida East Coast Industries, Inc., a publicly held company based in St. Augustine, Florida, and its subsidiaries primarily relate to the transportation of goods by rail and to the development, leasing, management and sale of real estate. Both the transportation and realty operations are located within the state of Florida. The company has recently begun systematically reviewing and developing its potential in the telecommunications business and has interests in the trucking business. The railroad right-of-way extends from Jacksonville to Miami and is generally located between U.S. 1 and I-95."


                                   SIGNATURE
                                   =========

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       FLORIDA EAST COAST INDUSTRIES, INC.

                           BY:       s/s  T. Neal Smith
                                     Vice President & Secretary

Dated: 11/11/98